FOR IMMEDIATE RELEASE

CONTACT:           STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2009

Philadelphia, PA, May 11, 2009 - Resource America, Inc. (Nasdaq: REXI) (the "Company") reported adjusted income from continuing operations, a non-GAAP measure, of $804,000, or $0.04 per common share-diluted and $975,000, or $0.05 per common share-diluted, for the second fiscal quarter and six months ended March 31, 2009, respectively, as compared to $4.6 million, or $0.25 per common share-diluted and $9.6 million, or $0.51 per common share-diluted for the second fiscal quarter and six months ended March 31, 2008, respectively.  A reconciliation of the Company’s reported (loss) income from continuing operations to adjusted income from continuing operations, a non-GAAP measure, is included as Schedule I to this release.

Jonathan Cohen, President and CEO, commented “We are pleased that LEAF, our leasing division. has continued to produce solid profitability including improvement over the preceding quarter.  At the corporate level we are continuing to emphasize (i) reducing corporate indebtedness; (ii) eliminating exposure to residual interests of financial instruments held as part of Resource Financial Fund Management’s programmatic expansion from 2005-2007; and (iii) focusing on our core strengths in raising capital from our retail and institutional channels.  We believe we have made progress in achieving these objectives.  Our total consolidated indebtedness was reduced from $554 million to $159 million – and the largest part of the remaining debt is LEAF’s nonrecourse revolving credit facility.  We were able to reduce corporate debt, net of cash, to $19.3 million from $35.7 million at September 30, 2008 and we reduced our exposure to residual financial interests to $4.5 million, net of tax.  Finally, we were pleased with our ongoing success in our retail channel through which we continue to raise a steady stream of capital for our programs.  We anticipate that the pace of fund raising for our distressed real estate funds will increase over the next few quarters.”

The Company recorded charges, net of tax, of $11.3 million and $13.7 million for the second fiscal quarter and six months ended March 31, 2009, respectively.  These charges primarily relate to the Company’s decision to sell its interest in Apidos CDO VI, a holder of secured bank loans, for $7.2 million, the impairment of residual interests the Company holds in some of its sponsored funds that invested in bank loans and trust preferred securities, and unrealized declines in the value of the Company’s other sponsored funds with investments in financial institutions.  The Company no longer consolidated Apidos CDO VI as of March 31, 2009 and has no further exposure with respect to this entity.

In conjunction with the non-cash charges and the loss on sale of Apidos CDO VI, the Company reported a net loss after discontinued operations of $11.6 million, or $0.65 per common share-diluted and $14.9 million, or $0.84 per common share-diluted for the second fiscal quarter and six months ended March 31, 2009, respectively, as compared to net income of $2.0 million, or $0.11 per common share-diluted and a net loss of $9.0 million, or $0.51 per common share-diluted for the second fiscal quarter and six months ended March 31, 2008, respectively.

The Company also reported:

•	Capital Fundraising. The Company has raised a total of $113.6 million of financing through May 8, 2009:

Retail fundraising.

During the second quarter of fiscal 2009, the Company launched one new fund through its retail broker-dealer channel with targeted fundraising of $40.0 million, giving it a total of three retail funds currently in the offering stage:

-	LEAF Financial Corp. (“LEAF”), the Company's commercial finance subsidiary, has raised $62.7 million through LEAF Equipment Finance Fund 4, L.P. (“LEAF 4”), its fourth investment partnership; and

-
Resource Real Estate Holdings, Inc. (“Resource Real Estate”) has raised $24.8 million through its seventh investment partnership and has launched a real estate opportunity fund which will acquire discounted real estate assets for which it has raised $6.1 million.

Institutional Fundraising.

-
A joint venture with an institutional partner to acquire distressed real estate assets has acquired its fourth asset during the fiscal quarter ended March 31, 2009, for which the institutional partner has invested $15.3 million; and

-	The Company has launched a credit opportunities fund to invest in senior bank loans and high yield bonds which has raised approximately $5.0 million.

•
Debt Reduction.  As of March 31, 2009, the Company reduced its consolidated borrowings outstanding by $725.3 million (82%) to $158.8 million from $884.1 million at March 31, 2008.  Borrowings at March 31, 2009 include $97.8 million of non-recourse revolving credit facilities at LEAF and $61.0 million of other debt, which includes $13.7 million of mortgage debt secured by the underlying properties.

•
Distressed Real Estate Funds.  The Company, through its distressed real estate joint ventures, has closed on approximately $87.0 million of acquisitions, including committed capital, from September 2007 through April 2009.

•
Reduced Balance Sheet Exposure.  The Company has limited its balance sheet exposure to $233,000, net of tax, with respect to future valuation adjustments on its investments in trust preferred securities.  The Company has no exposure to valuation adjustments for residential mortgage-backed securities and has limited its balance sheet exposure to investments in collateralized debt obligations secured by bank loans reported as securities available-for-sale to $4.2 million, net of tax.

•
Adjusted Revenues and Adjusted Operating Income.  For the second fiscal quarter and six months ended March 31, 2009, the Company reported adjusted revenues of $26.0 million and $59.4 million, respectively, as compared to $51.5 million and $102.3 million for the second fiscal quarter and six months ended March 31, 2008, respectively.  For the second fiscal quarter and six months ended March 31, 2009, the Company reported adjusted operating income of $2.7 million and $7.8 million, respectively, as compared to $21.6 million and $43.7 million for the second fiscal quarter and six months ended March 31, 2008, respectively.  Adjusted revenues and adjusted operating income, both non-GAAP measures, include $(1.2) million and $37,000 of pre-tax fair value adjustments on investments reported under the equity method of accounting for the second fiscal quarter and six months ended March 31, 2009, respectively, as compared to $1.1 million and $7.8 million for the second fiscal quarter and six months ended March 31, 2008, respectively.  A reconciliation of the Company’s reported GAAP revenue and operating income to adjusted revenue and adjusted operating income is included as Schedule II to this release.

Assets Under Management

Assets under management decreased $1.0 billion, or 6%, to $16.7 billion at March 31, 2009 from $17.7 billion at March 31, 2008.

The following table details the Company’s assets under management by operating segment:

At March 31,
	2009	2008
Financial fund management	$ 13.5 billion	$ 14.3 billion
Real estate	1.7 billion	1.7 billion
Commercial finance	1.5 billion	1.7 billion
	$ 16.7 billion	$ 17.7 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Book Value

As of March 31, 2009, the Company’s book value per common share was $7.19 per share.  Total stockholders’ equity was $128.8 million as of March 31, 2009 as compared to $156.1 million as of March 31, 2008.  Total common shares outstanding were 17,900,293 as of March 31, 2009 as compared to 17,525,420 as of March 31, 2008.

Highlights for the Second Fiscal Quarter Ended March 31, 2009 and Recent Developments

®
The Company has reduced its total borrowings to $158.8 million at March 31, 2009, a decrease of $395.2 million from September 30, 2008.  This reduction largely reflects the sale of all or part of its interest in Apidos CDO VI and LEAF Commercial Finance Fund (“LCFF”), two investment vehicles we sponsored and previously consolidated.  These sales eliminated the senior notes of Apidos CDO VI ($213.3 million net outstanding at September 30, 2008) and LCFF debt ($143.8 million at September 30, 2008).  Additionally, the Company reduced its outstanding borrowings on its commercial finance revolving warehouse credit facility by $31.2 million and on one of its corporate revolving lines of credit by $6.4 million.

®
Resource Real Estate Holdings, Inc. (“Resource Real Estate”), the Company’s real estate asset manager that invests in and manages real estate investment vehicles on behalf of itself and for outside investors and operates the Company’s commercial real estate debt platform, has acquired $81.7 million in real estate assets for its investment vehicles since April 1, 2008.

®
Resource Real Estate commenced fundraising for Resource Real Estate Opportunity Fund L.P. (“RREI Opp Fund”), a $40.0 million offering that will invest in discounted real estate.  Through May 8, 2009, Resource Real Estate has raised $6.1 million through RREI Opp Fund.

®
Resource Real Estate continued fundraising for Resource Real Estate Investors 7, L.P. (“RREI 7”), a $40.0 million offering that is investing in multifamily real estate assets.  Through May 8, 2009, Resource Real Estate has raised $24.8 million through RREI 7 and anticipates closing this fund in August 2009.

®
Resource Real Estate’s wholly-owned subsidiary, Resource Residential, a multifamily and commercial property management company, employed 313 property management personnel as of March 31, 2009.  In February 2009, Resource Residential became one of the first multifamily property management companies in the U.S. to adopt a lease assurance program which allows tenants who involuntarily lose their employment to terminate their leases in 45 days without penalty.  Resource Residential also instituted and expanded use of the LRO™ System which allows it to optimize rental rates by adjusting them on a daily basis.

®
Resource Real Estate increased the apartment units it manages or whose management it supervises to 17,070 at March 31, 2009 from 15,230 at March 31, 2008.  This includes a portfolio of 50 multifamily properties representing 12,301 apartment units managed by Resource Residential.

®
Resource Capital Corp. (NYSE: RSO), a real estate investment trust for which the Company is the external manager and a shareholder, paid a cash dividend of $0.30 per common share for its first quarter ended March 31, 2009.

®
The Company generated $11.8 million of cash from operating activities from continuing operations as adjusted during the six months ended March 31, 2009.  A reconciliation of net cash provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted, a non-GAAP measure, is included as Schedule III to this release.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  A copy of the prospectus relating to the offering of Fund 4 may be obtained by contacting Chadwick Securities, Inc. at (866) 323-0241.

The remainder of this release contains the Company’s consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, a reconciliation of GAAP (loss) income from continuing operations to adjusted income from continuing operations, a reconciliation of GAAP revenue to adjusted revenue and GAAP operating income to adjusted operating income and a reconciliation of net cash provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	September 30,
	2009	2008
	(unaudited)
ASSETS
Cash	$24,910	$14,910
Restricted cash	3,710	23,689
Receivables	9,341	2,014
Receivables from managed entities and related parties	45,837	35,674
Loans sold, not settled, at fair value	−	662
Loans held for investment, net	−	219,664
Investments in commercial finance - held for investment, net	37,807	182,315
Investments in commercial finance - held for sale, at fair value	70,381	110,773
Investments in real estate, net	27,396	37,972
Investment securities available-for-sale, at fair value	13,496	22,746
Investments in unconsolidated entities	17,085	18,523
Property and equipment, net	15,059	16,886
Deferred tax assets	48,635	44,467
Goodwill	7,969	7,969
Intangible assets, net	4,004	4,329
Other assets	10,949	15,764
Total assets	$336,579	$758,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses and other liabilities	$47,008	$56,309
Payables to managed entities and related parties	577	586
Borrowings	158,843	554,059
Deferred tax liabilities	983	1,060
Minority interests	409	2,610
Total liabilities	207,820	614,624

Commitments and contingencies	−	−

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 27,661,044 and 27,421,552 shares issued, respectively (including nonvested restricted stock of 509,610 and 513,386, respectively)	272	269
Additional paid-in capital	271,535	269,689
Accumulated deficit	(21,313)	(3,980)
Treasury stock, at cost; 9,251,141 and 9,312,232 shares, respectively	(100,776)	(101,440)
Accumulated other comprehensive loss	(20,959)	(20,805)
Total stockholders’ equity	128,759	143,733
	$336,579	$758,357

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
REVENUES
Commercial finance	$13,421	$32,665	$28,805	$60,630
Real estate	5,173	6,692	12,063	13,164
Financial fund management	8,611	11,023	18,530	20,645
	27,205	50,380	59,398	94,439
COSTS AND EXPENSES
Commercial finance	6,774	12,081	14,223	21,462
Real estate	5,370	5,326	11,288	10,792
Financial fund management	5,082	6,284	10,810	12,898
General and administrative	3,670	3,757	7,678	7,215
Provision for credit losses	853	1,447	4,597	4,220
Depreciation and amortization	1,535	985	3,082	1,950
	23,284	29,880	51,678	58,537
OPERATING INCOME	3,921	20,500	7,720	35,902

OTHER (EXPENSE) INCOME
Interest expense	(5,924)	(14,595)	(14,323)	(29,272)
Minority interest income (expense), net	725	(2,176)	1,539	(3,267)
(Loss) gain on sale of loans and investment securities, net	(11,588)	312	(11,588)	(18,020)
Impairment charges on investment securities	(3,039)	(132)	(7,962)	(1,149)
Other income, net	544	1,112	2,243	2,093
	(19,282)	(15,479)	(30,091)	(49,615)
(Loss) income from continuing operations before taxes	(15,361)	5,021	(22,371)	(13,713)
Income tax (benefit) provision for income taxes	(3,891)	2,931	(7,606)	(4,937)
(Loss) income from continuing operations	(11,470)	2,090	(14,765)	(8,776)
Loss from discontinued operations, net of tax	(163)	(107)	(88)	(218)
NET (LOSS) INCOME	$(11,633)	$1,983	$(14,853)	$(8,994)

Basic (loss) earnings per common share:
Continuing operations	$(0.64)	$0.12	$(0.83)	$(0.50)
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)
Net (loss) income	$(0.65)	$0.11	$(0.84)	$(0.51)
Weighted average shares outstanding	17,815	17,504	17,726	17,466

Diluted (loss) earnings per common share:
Continuing operations	$(0.64)	$0.12	$(0.83)	$(0.50)
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)
Net (loss) income	$(0.65)	$0.11	$(0.84)	$(0.51)
Weighted average shares outstanding	17,815	18,576	17,726	17,466

Dividends declared per common share	$0.07	$0.07	$0.14	$0.14

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,853)	$(8,994)
Adjustments to reconcile net loss to net cash provided by operating activities, net of acquisitions:
Impairment charges on investment securities available-for-sale	7,962	1,149
Depreciation and amortization	4,156	2,509
Provision for credit losses	4,597	4,220
Minority interest (income) expense	(1,539)	3,267
Equity in (earnings) losses of unconsolidated entities	(199)	1,373
Distributions from unconsolidated entities	3,053	8,658
Loss on sale of loans and investment securities, net	11,588	18,020
Gain on sale of investments in commercial finance assets	(319)	−
Gain on sale of investment securities available-for-sale	(40)	−
Gain on sale of assets	(688)	(2,033)
Deferred income tax (benefit) provision	(14,520)	735
Non-cash compensation on long-term incentive plans	2,774	2,388
Non-cash compensation issued	1	62
Non-cash compensation received	(98)	356
Decrease in commercial finance investments	4,390	59,603
Changes in operating assets and liabilities	(4,494)	(36,438)
Net cash provided by operating activities of continuing operations	1,771	54,875
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(184)	(5,549)
Payments received on real estate loans and real estate	10,036	8,104
Investments in real estate	(2,232)	(4,074)
Purchase of commercial finance assets held for investment	(41,942)	(71,586)
Payments received on commercial finance assets held for investment	33,643	43,859
Purchase of loans and investment securities	(19,036)	(239,551)
Proceeds from sale of loans and investment securities	13,275	5,215
Principal payments received on loans	3,975	6,126
Net cash paid for acquisitions	−	(8,022)
Increase in other	(1,394)	(3,795)
Net cash used in investing activities of continuing operations	(3,859)	(269,273)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	263,714	616,335
Principal payments on borrowings	(258,054)	(385,314)
Minority interest contributions	1	315
Distributions paid to minority interest holders	(73)	(1,243)
Dividends paid	(2,480)	(2,447)
Decrease (increase) in restricted cash	9,326	(16,229)
Proceeds from issuance of stock	3	182
Purchase of treasury stock	−	(237)
Repurchase of subsidiary stock	(264)	−
Net cash provided by financing activities of continuing operations	12,173	211,362
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(8)	3
Financing activities	(77)	−
Net cash (used in) provided by discontinued operations	(85)	3
Increase (decrease) in cash	10,000	(3,033)
Cash at beginning of period	14,910	14,624
Cash at end of period	$24,910	$11,591

This press release contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the exclusion of certain adjustments recorded in the three and six months ended March 31, 2009.  Management believes the presentation of these financial measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results of the Company.  These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SCHEDULE I

RECONCILIATION OF GAAP (LOSS) INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
(Loss) income from continuing operations − GAAP	$(11,470)	$2,090	$(14,765)	$(8,776)
Adjustments, net of tax:
Partnership level adjustments (1)	(116)	651	723	4,920
Impairment charge on CDO investments	1,460	84	4,191	735
Loan reserves	−	−	675	−
Loss (gain) on sale of loans and investment securities, net	8,652	(342)	8,120	11,390
Severance costs	1,099	−	1,219	−
Resource residential start-up costs	−	−	−	349
RCC incentive stock	464	950	410	950
Other	715	−	402	−
Tax rate normalization	−	1,134	−	−
Adjusted income from continuing operations (2)	$804	$4,567	$975	$9,568

Weighted average diluted shares outstanding (3)	18,874	18,576	18,466	18,608

Adjusted income from continuing operations per share-diluted	$0.04	$0.25	$0.05	$0.51

(1)	Primarily includes mark to market adjustments on investments in partnerships that the Company manages.

(2)
During the six months ended March 31, 2009 and 2008, in connection with substantial volatility and reduction in liquidity in the global credit markets, the Company recorded several significant adjustments that it believes do not directly impact its continuing operations.  For comparability purposes, the Company is presenting adjusted income from continuing operations because it facilitates the evaluation of the Company’s underlying operating performance without the effect of adjustments that do not directly relate to that performance.  Adjusted income from continuing operations should not be considered as an alternative to (loss) income from continuing operations (computed in accordance with GAAP).  Instead, adjusted income from continuing operations should be reviewed in connection with (loss) income from continuing operations in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(3)
Dilutive shares used in the calculation of adjusted income from continuing operations per share-diluted includes an additional 1,059,000 shares for the three months ended March 31, 2009, and 740,000 and 1,142,000 shares for the six months ended March 31, 2009 and 2008, respectively, which were not used in the calculation of loss from continuing operations per share-diluted.

SCHEDULE II

RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE AND RECONCILIATION OF GAAP
OPERATING INCOME TO ADJUSTED OPERATING INCOME
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Revenues
Commercial finance	$13,421	$32,665	$28,805	$60,630
Real estate	5,173	6,692	12,063	13,164
Financial fund management	8,611	11,023	18,530	20,645
Total revenues − GAAP	27,205	50,380	59,398	94,439

Adjustments:
Fair value adjustments (1)	(1,181)	1,146	37	7,827
Adjusted revenues (2)	$26,024	$51,526	$59,435	$102,266

Operating income − GAAP	$3,921	$20,500	$7,720	$35,902

Adjustments:
Fair value adjustments (1)	(1,181)	1,146	37	7,827
Adjusted operating income (2)	$2,740	$21,646	$7,757	$43,729

(1)	Reflects pre-tax fair value adjustments on investments reported under the equity method of accounting.

(2)
Management of the Company views adjusted revenues and adjusted operating income, both non-GAAP measures, as useful and appropriate supplements to revenues and operating income since they exclude fair value adjustments related to current credit market conditions and are not indicative of the Company’s current operating performance.

SCHEDULE III

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING
OPERATIONS TO NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS
AS ADJUSTED
(in thousands)
(unaudited)

Net cash provided by operating activities of continuing operations as adjusted was $11.8 million for the six months ended March 31, 2009, a decrease of $23.4 million as compared to net cash provided by operating activities of $35.2 million in the six months ended March 31, 2008.  The following reconciles net cash provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted:

	Six Months Ended
	March 31,
	2009	2008
Net cash provided by operating activities of continuing operations	$1,771	$54,875

Adjustments:
Increase in commercial finance investments	(4,390)	(59,603)
Changes in operating assets and liabilities	4,494	36,948
Proceeds from sales of certain loans and investment securities	9,900	2,933
Net cash provided by operating activities of continuing operations as adjusted	$11,775	$35,153

(1)
Management of the Company believes net cash provided by operating activities of continuing operations as adjusted is a useful and appropriate supplement to GAAP net cash provided by operating activities of continuing operations since it reflects how management views its liquidity and working capital requirements.